Exhibit 99.1

GENCOR RELEASES FISCAL YEAR AND FOURTH QUARTER 2011 RESULTS

December 16, 2011 (PRIME NEWSWIRE) - Gencor Industries, Inc., (NASDAQ:GENC) announced today its results of operations for the fiscal year ended September 30, 2011, reporting net income of $0.2 million ($.02 per diluted share), compared to net income of $3.0 million ($.31 per diluted share) for the year ended September 30, 2010. Net revenue for the year ended September 30, 2011 was $59.7 million compared to $55.6 million for the prior year. The loss from operations for the year ended September 30, 2011 was $(1.7) million, compared to an operating loss of $(3.0) million for the prior year.

The net loss for the quarter ended September 30, 2011 was $(4.4) million (a negative $(.46) per diluted share) compared to net income of $2.1 million ($.22 per diluted share) for the quarter ended September 30, 2010. Net revenue for the quarter ended September 30, 2011 was $12.2 million, compared to $7.8 million for the quarter ended September 30, 2010. The loss from operations for the quarter ended September 30, 2011 was $(1.4) million, compared to an operating loss of $(2.9) million for the quarter ended September 30, 2010.

E.J. Elliott, Gencor’s Chairman, stated, “The road building industry in the United States has operated under eight extensions to the SAFETEA-LU since its expiration in September 2009. The current economic environment along with the short term focus and lack of commitment on the part of the current administration has caused the domestic industry to languish over the past two years. We believe that the true road back to stability, by providing the funds and programs necessary for our customers to invest in new equipment, lies in the renewal of the traditional six year Highway Bill”.

Mr. Elliott went on to say, “Over the past couple of years we have reviewed our internal processes and related cost structures, eliminating non-value added activities and investing in equipment to make us more efficient while maintaining our strong balance sheet. We continue to focus on designing and manufacturing the heaviest-built and highest quality equipment in the industry and providing superior customer service. We also continue to evaluate opportunities to expand our existing businesses, either through organic growth, or acquisition opportunities.”

Gencor Industries is a diversified heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications.

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain “forward-looking statement,” including statement about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward looking statements. For information concerning these factors and related matters, see our Annual Report on Form 10-K for the year ended September 30, 2011: (a) “Risk Factors” in Part I, Item 1A and (b) “Management’s Discussion and Analysis of Financial Position and Results of Operations” in Part II, Item 7. However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of the press release. We do not undertake to update any forward-looking statement, except as required by law.

Contact:	Jeanne Lyons
Corporate Secretary
407-290-6000